UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 11, 2012
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 1, 2012, David R. Albin resigned from the Board of Directors of LE GP, LLC (“LE GP”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”), effective on June 1, 2012. Mr. Albin's decision to resign from the board of LE GP was not due to any disagreement with the Partnership or LE GP relating to the operations, practices or policies of the Partnership. Mr. Albin served on the Audit Committee of the LE GP Board of Directors.

On June 7, 2012, the Partnership notified the New York Stock Exchange (“NYSE”) that it was deficient in meeting Section 303A.07(a) of the NYSE's Listed Company Manual due to Mr. Albin's departure from the Audit Committee. On July 11, 2012, the Partnership received a letter from the NYSE notifying the Partnership that it is deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual. In order to cure the deficiency, the LE GP Board of Directors has elected a new member to its Audit Committee effective as of July 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By:LE GP, LLC, its general partner

Date: July 17, 2012	/s/ John W. McReynolds John W. McReynolds President and Chief Financial Officer